UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 28, 2017

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                     ☐

Item 1.01    Entry into a Material Definitive Agreement.

Purchase and Sale Agreement.

On November 28, 2017, The Medicines Company, a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Melinta Therapeutics, Inc., a Delaware corporation (“Melinta”), pursuant to which the Company has agreed to sell to Melinta the Company’s infectious disease business, including the products Vabomere™, Orbactiv® and Minocin® IV and line extensions thereof, and substantially all of the assets related thereto, other than certain pre-clinical assets (the “Transaction”).
The consideration to be paid by Melinta pursuant to the Purchase Agreement will consist of: (i) an initial cash payment payable at the closing of the Transaction equal to $165 million; (ii) $50 million of Melinta common stock, par value $0.001 per share, to be issued at the closing of the Transaction and priced at a 10% discount to the volume-weighted average price of Melinta common stock for the 10 trading-day period ending 3 trading days prior to the closing of the Transaction; (iii) a cash payment payable 12 months following the closing of the Transaction equal to $25 million; (iv) a cash payment payable 18 months following the closing of the Transaction equal to $25 million; and (v) tiered royalty payments of 5% to 25% on worldwide net sales of (a) Vabomere and (b) Orbactiv and Minocin IV collectively; and (iv) the assumption by Melinta of all royalty, milestone and other contingent payment obligations relating to Vabomere, Orbactiv and Minocin IV.
The Transaction is expected to close in the first quarter of 2018, subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of Melinta shareholder approval for the issuance of Melinta common stock to the Company and in connection with Melinta's financing for the Transaction. Holders of a majority of Melinta’s outstanding common stock have entered into binding agreements to vote in favor of the Transaction.
The Purchase Agreement may be terminated on or prior to the closing date of the Transaction, by, among other things: (i) the mutual written consent of the Company and Melinta; (ii) either party in the event the Transaction has not closed by May 28, 2018; (iii) either party upon certain breaches of the Purchase Agreement by the other party; and (iv) the Company in the event the holders of Melinta common stock do not approve the Transaction.
The Purchase and Sale Agreement contains representations, warranties and covenants as to the parties’ business, financial and legal obligations and provides for indemnification by each of the parties in certain circumstances and subject to certain limitations.
In connection with the Transaction, certain investment funds managed by Deerfield Management Company, L.P. (“Deerfield”) and the Company have entered into a commitment letter (the “Commitment Letter”), dated as of November 28, 2017, pursuant to which Deerfield has committed to provide the Company with a 364-day $100,000,000 principal amount senior secured delayed draw bridge facility (the “Bridge Facility”). The Bridge Facility will bear interest at a rate of 5% per annum, with no penalty for prepayment and no upfront fees payable by the Company and will be collateralized by certain of the stock and assets to be acquired by Melinta in the Transaction. If drawn upon, the Bridge Facility will be repaid at the earliest of the closing of the Transaction, termination of the Purchase Agreement as a result of a breach by the Company or its affiliates, or the date that is 364 days after the date of the Commitment Letter. The obligation of Deerfield to provide the Bridge Facility is subject to a number of customary conditions, including execution and delivery of certain definitive documentation. Each draw under the Bridge Facility is also subject to certain customary conditions. The Company will pay customary expenses in connection with the Bridge Facility. The Company will be subject to certain customary representations, warranties, covenants and events of defaults under the definitive documentation for the Bridge Facility.
The foregoing descriptions of the Transaction and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated into this Item 1.01 by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Purchase Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the Company and Melinta in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.
Item 2.05    Costs Associated with Exit or Disposal Activities.
In connection with the Company's entrance into the Purchase Agreement to divest its infectious disease business unit described in Item 1.01 above (which is incorporated herein by reference), the Company estimates it will incur approximately $26 million to $30 million in pre-tax charges most of which will be paid by the end of the second quarter of 2018, and all of which are cash expenditures by the Company. These pre-tax charges are expected to relate to (a) costs associated with the Transaction (up to approximately $13 million) and (b) severance and other employee costs (up to approximately $17 million).
Item 8.01    Other Events.
On November 29, 2017, the Company issued a press release announcing the execution of the Purchase Agreement with Melinta. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Safe Harbor

Statements contained in or incorporated into this Current Report on Form 8-K about The Medicines Company, the Purchase Agreement and the Transaction that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include the parties’ ability to consummate the Transaction; the conditions to the completion of the Transaction, including without limitation approval of the Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the receipt of the required Melinta shareholder approval; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Transaction; the anticipated cash and non-cash charges associated with the Transaction; the ability of the Company to successfully separate its infectious disease business from the Company’s other businesses; the commercial success of the products and the amount of future royalty payments; and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on November 9, 2017, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

See the Exhibit Index attached hereto.

Exhibit Index

Exhibit
Number	Description
2.1	Purchase and Sale Agreement, dated as of November 28, 2017, by and among The Medicines Company and Melinta Therapeutics, Inc.*
99.1	Press release issued by The Medicines Company on November 29, 2017.
_____________________________

*                 Schedules (and similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally copies of any of the omitted schedules (or similar attachments) to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: December 4, 2017	By:	/s/ Stephen M. Rodin
Stephen M. Rodin
Executive Vice President and General Counsel

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